UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Bakken Resources, Inc.
(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601
(Address of principal executive offices) (Zip Code)

(406) 442-9444
Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On April 20, 2016, the Audit Committee (“Committee”) of Bakken Resources, Inc.’s (“Bakken” or the “Company”) Board of Directors (“Board”) concluded its search and selection process for a new independent registered public accounting firm (“Auditor”) by engaging DeCoria, Maichel & Teague, P.S. (“DM-T”) as Bakken’s new Auditor going forward, subject to DM-T’s completing its standard client acceptance procedures. The Committee’s engagement of DM-T effectively dismissed MaloneBailey, LLP (“MaloneBailey”) as Bakken’s Auditor.

For Bakken’s outstanding periods of fiscal years ended December 31, 2011 and 2012, as well as the interim periods during 2013 and 2014, there were no disagreements between Bakken and MaloneBailey. No unresolved disagreement would have caused MaloneBailey to reference its subject matter in any forthcoming financial statement, and there were no other disagreements or reportable events under Item 304(a)(1)(iv)-(v) of Regulation S-K.

None of MaloneBailey’s audit reports on Bakken’s consolidated financial statements contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During Bakken’s fiscal year ended December 31, 2013 and the periods thereafter, neither Bakken nor anyone on behalf of the Company (i) consulted with DM-T about how accounting principles should apply to any particular completed or proposed transaction, (ii) discussed which type of audit opinion DM-T might issue on Bakken’s consolidated financial statements, (iii) sought or obtained DM-T’s written report or oral advice about which factors DM-T would assess concerning how the Company reached any decision related to accounting, auditing, or financial reporting, or (iv) addressed with DM-T any matter concerning a disagreement or reportable event under Item 304(a)(1)(iv)-(v) of Regulation S-K.

A copy of MaloneBailey’s letter to the U.S. Securities and Exchange Commission dated April 21, 2016 is filed as Exhibit 16.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
16.1	Letter re change in certifying accountant from MaloneBailey to the Securities and Exchange Commission dated April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Dan Anderson
Name: Dan Anderson
Title: Chief Financial Officer
Dated: April 22, 2016